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                                                                    EXHIBIT 23.3

    We hereby consent to the use in the Registration Statement of FirstEnergy on Form S-4 and in the Proxy Statement/Prospectus of FirstEnergy and GPU, which is part of the Registration Statement, of our opinion dated August 8, 2000 appearing as Annex B to such Proxy Statement/Prospectus, to the description therein of such opinion and to the references therein to our name in the section entitled "Opinion of Financial Advisor to FirstEnergy Board of Directors". In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

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
                                                       MORGAN STANLEY & CO. INCORPORATED

                                                       By:           /s/ JEFFREY R. HOLZSCHUH
                                                            -----------------------------------------
                                                                       Jeffrey R. Holzschuh
                                                                        MANAGING DIRECTOR
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New York, New York
September 22, 2000